Exhibit 16.1

MICHAEL F. CRONIN
Certified Public Accountant
Orlando, Florida 32708

February 08, 2013

U.S. Securities and Exchange Commission
100 F Street, NE
Washington, D.C.  20549-7561

Re:           PopBig, Inc.
SEC File No. 000-53492

Ladies & Gentlemen:

On January 31, 2013 I was formally notified that my appointment as auditor for PopBig, Inc. (formerly known as Ravenwood Bourne, Ltd.) ceased as of and effective December 11, 2012. I have read PopBig, Inc.’s statements included under Item 4.01 of its Form 8-K/A dated February 8, 2013 and agree with such statements, insofar as they apply to me.

Very truly yours,

  /s/ Michael F. Cronin
Michael F. Cronin,
Certified Public Accountant